FORM 8-K


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 10, 2004

CHECKERS DRIVE-IN RESTAURANTS, INC.
(Exact name of registrant as specified in charter)

DELAWARE                  0-19649               58-1654960
(State or other         (Commission           (IRS Employer
jurisdiction of          File Number)      Identification No.)

4300 WEST CYPRESS STREET, SUITE 600, TAMPA FLORIDA 33607
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code
(813) 283-7000

Former name or former address (if changed since last report)
NOT APPLICABLE

Item 9.  	REGULATION FD DISCLOSURE.

On March 10, 2004, the Registrant issued a news release entitled "CHECKERS DRIVE-IN
RESTAURANTS, INC. TO ANNOUNCE 2003 FOURTH
QUARTER AND FISCAL YEAR END FINANCIAL RESULTS", a copy of which is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the
Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKERS DRIVE-IN RESTAURANTS, INC.



By:_________________________________
Name:   Keith E. Sirois
Title:  Director, CEO and President
Dated:  March 10, 2004





EXHIBIT INDEX

Exhibit Number	Description

99.1		Press Release, dated March 10, 2004

Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600,
Tampa, Florida 33607
* (813) 283-7000 * (813) 283-7001

CONTACT:	Brad Cohen
		Investor Relations
		Integrated Corporate Relations, Inc.
		203-222-9013 x238

CHECKERS DRIVE-IN RESTAURANTS, INC. TO
ANNOUNCE 2003 FOURTH QUARTER AND FISCAL
YEAR END FINANCIAL RESULTS

TAMPA, FL -  March 10, 2004 - CHECKERS
DRIVE-IN RESTAURANTS, INC. (CHKR: NASDAQ) -
Checkers Drive-In Restaurants, Inc. today announced that Chief Executive Officer and President, Keith E. Sirois, and Chief Financial
Officer, Pat Plumley, will conduct a conference call on Thursday, March 11, 2004 at 5:00 p.m.
Eastern Standard Time to discuss the Company's financial results for the fourth quarter and fiscal year ended December 29, 2003. The company is scheduled to release its financial results on Thursday, March 11, 2004 at the market close.

The webcast is scheduled to be distributed over CCBN's Investor Distribution Network.
Individual investors can listen to the call at www.fulldisclosure.com and institutional investors can access the call via CCBN's password-protected event management site at www.streetevents.com.

The discussion can also be listened to live, toll free by calling 1-800-915-4836 or accessed at www.checkers.com. A conference call replay will be available from 7:00 p.m. Eastern time on March 11, 2004 until 11:59 p.m. Eastern time on March 25, 2004 by dialing 1-800-428-6051.
The replay passcode is 337550.

About Checkers Drive-In Restaurants, Inc.
Checkers Drive-In Restaurants, Inc. franchises and operates Checkers restaurants and Rally's restaurants. It is the largest chain of double drive-thru restaurants in the United States.

Except for historical information, this
announcement contains "forward-looking" and
"Safe Harbor" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities
Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995.